Exhibit 99.1

Entergy
639 Loyola Avenue
New Orleans, LA 70113

Date:	July 29, 2020

For Release:	Immediately

Contact:	Neal Kirby (Media) (504) 576-4238 nkirby@entergy.com	David Borde (Investor Relations) (504) 576-5668 dborde@entergy.com

Entergy Reports Second Quarter Earnings
Company affirms guidance and financial outlooks

NEW ORLEANS - Entergy Corporation (NYSE: ETR) reported second quarter 2020 earnings of $1.79 per share on an as-reported basis and $1.37 per share on an adjusted basis (non-GAAP).

“We delivered another strong quarter and remain on track to achieve our full-year objectives. Sales were better than expected, we’re on pace to achieve our cost savings target for the year, and our capital plan is unchanged. With these results, we are affirming our full-year guidance, our longer-term outlooks, and our dividend growth aspirations,” said Entergy Chairman and Chief Executive Officer Leo Denault. “The COVID-19 pandemic has placed a burden on our customers, employees, and communities, and we continue to support our stakeholders as we all work to recover from its effects. The foundation of our business remains strong and sustainable. We are committed to our strategic, operational, and financial objectives and our resolve to be the premier utility.”

Business highlights included the following:

•	Western Region Phase 2 economic transmission project was completed.

Table of Contents Page
News Release1
Appendices7
A: Consolidated Results and Adjustments8
B: Earnings Variance Analysis11
C: Utility Financial and Operating Measures13
D: EWC Financial and Operating Measures14
E: Consolidated Financial Measures15
F: Definitions and Abbreviations and Acronyms16
G: Other GAAP to Non-GAAP Reconciliations19
Financial Statements22

•	The New Orleans Power Station was placed in service.

•	E-LA issued an RFP for up to 300 megawatts of new renewable resources.

•	The MPSC approved E-MS’s annual FRP filing.

•	E-LA and E-AR each submitted their annual FRP filings.

•	The PUCT finalized its generation rider rulemaking.

•	In 2019, Entergy provided power to customers at the second-lowest average price in the U.S., according to an S&P Global Market Intelligence study.

•	For the fifth consecutive year, Entergy was named to The Civic 50, a Points of Light initiative honoring the 50 most community-minded companies in the U.S.

Consolidated Earnings (GAAP and Non-GAAP Measures)
Second Quarter and Year-to-Date 2020 vs. 2019 (See Appendix A for reconciliation of GAAP to non-GAAP measures and description of adjustments)
	Second Quarter			Year-to-Date
	2020	2019	Change	2020	2019	Change
(After-tax, $ in millions)
As-reported earnings	361	236	124	479	491	(12)
Less adjustments	85	(26)	111	(26)	71	(97)
Adjusted earnings (non-GAAP)	276	262	14	506	420	85
Estimated weather in billed sales	(4)	12	(16)	(54)	(12)	(42)

(After-tax, per share in $)
As-reported earnings	1.79	1.22	0.57	2.39	2.54	(0.15)
Less adjustments	0.42	(0.13)	0.55	(0.13)	0.36	(0.49)
Adjusted earnings (non-GAAP)	1.37	1.35	0.02	2.52	2.18	0.34
Estimated weather in billed sales	(0.02)	0.06	(0.08)	(0.27)	(0.06)	(0.21)

Calculations may differ due to rounding

Consolidated Results

For second quarter 2020, the company reported earnings of $361 million, or $1.79 per share, on an as-reported basis, and earnings of $276 million, or $1.37 per share, on an adjusted basis. This compared to second quarter 2019 earnings of $236 million, or $1.22 per share, on an as-reported basis, and earnings of $262 million, or $1.35 per share, on an adjusted basis.

Summary discussions by business are below. Additional details, including information on OCF by business, are provided in Appendix A. An analysis of quarterly and year-to-date variances by business is provided in Appendix B.

Business Segment Results

Utility

For second quarter 2020, the Utility business reported earnings attributable to Entergy Corporation of $345 million, or $1.71 per share, on both an as-reported and an adjusted basis. This compared to second quarter 2019 earnings of $331 million, or $1.70 per share, on both an as-reported basis and an adjusted basis. Drivers for the quarter included:

•	regulatory actions at E-AR, E-LA, E-MS, and E-TX; and

•	lower non-nuclear generation expenses, including a delay in planned outages in 2020 as a result of the COVID-19 pandemic, as well as lower nuclear generation expenses.

These drivers were partially offset by:

•	lower sales volume, including the effects of weather; and

•	higher depreciation and interest expenses.

On a per share basis, second quarter 2020 results reflected higher common shares outstanding.

Appendix C contains additional details on Utility financial and operating measures.

Parent & Other

For second quarter 2020, Parent & Other reported a loss attributable to Entergy Corporation of $(69 million), or (34) cents per share, on both an as-reported basis and an adjusted basis. This compared to a loss of $(69 million), or (35) cents per share, on both an as-reported and an adjusted basis in second quarter 2019.

On a per share basis, second quarter 2020 results reflected higher common shares outstanding.

Entergy Wholesale Commodities

For second quarter 2020, EWC reported earnings attributable to Entergy Corporation of
$85 million, or 42 cents per share, on an as-reported basis. This compared to a second quarter 2019 loss of $(26 million), or (13) cents per share, on an as-reported basis. Drivers for the quarter included:

•	gains on decommissioning trust funds;

•	lower other O&M expense due to the shutdown of Pilgrim and Indian Point 2, as well as lower severance and retention expense; and

•	lower decommissioning and depreciation expenses.

These drivers were partially offset by lower revenue due to the shutdown of Pilgrim and Indian Point 2.

On a per share basis, second quarter 2020 results reflected higher common shares outstanding.

Appendix D contains additional details on EWC financial and operating measures, including a reconciliation for non-GAAP EWC adjusted EBITDA.

Earnings per Share Guidance

Entergy affirmed its 2020 adjusted EPS guidance range of $5.45 to $5.75. See webcast presentation slides for additional details.

The company has provided 2020 earnings guidance with regard to the non-GAAP measure of Entergy adjusted EPS. This measure excludes from the corresponding GAAP financial measure the effect of adjustments as described below under “Non-GAAP Financial Measures.” The company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify with a reasonable degree of confidence all of the adjustments that may occur during the period. One such adjustment will be the exclusion of EWC earnings from Entergy adjusted EPS. We currently estimate that the contribution of EWC to Entergy’s as-reported EPS will be approximately $(0.55) in 2020. These estimates are subject to substantial uncertainty due to, among other things, the potential effects of exiting the EWC business.

Earnings Teleconference

A teleconference will be held at 10:00 a.m. Central Time on Wednesday, July 29, 2020, to discuss Entergy’s quarterly earnings announcement and the company’s financial performance. The teleconference may be accessed by visiting Entergy’s website at www.entergy.com or by dialing 844-309-6569, conference ID 5161259, no more than 15 minutes prior to the start of the call. The webcast slide presentation is also posted to Entergy’s website concurrent with this news release, which was issued before market open on the day of the call. A replay of the teleconference will be available on Entergy’s website at www.entergy.com and by telephone. The telephone replay will be available through August 5, 2020, by dialing 855-859-2056, conference ID 5161259.

Entergy Corporation is an integrated energy company engaged primarily in electric power production and retail distribution operations. Entergy owns and operates power plants with approximately 30,000 megawatts of electric generating capacity, including 8,000 megawatts of nuclear power. Entergy delivers electricity to 2.9 million utility customers in Arkansas, Louisiana, Mississippi, and Texas. Entergy has annual revenues of $11 billion and approximately 13,600 employees.

Entergy Corporation’s common stock is listed on the New York Stock Exchange and NYSE Chicago under the symbol “ETR.”

Details regarding Entergy’s results of operations, regulatory proceedings, and other matters are available in this earnings release, a copy of which will be filed with the SEC, and the webcast slide presentation. Both documents are available on Entergy’s Investor Relations website at www.entergy.com/investor_relations.

Entergy maintains a web page as part of its Investor Relations website, entitled Regulatory and Other Information, which provides investors with key updates of certain regulatory proceedings and important milestones on the execution of its strategy. While some of this information may be considered material information, investors should not rely exclusively on this page for all relevant company information.

For definitions of certain operating measures, as well as GAAP and non-GAAP financial measures and abbreviations and acronyms used in the earnings release materials, see Appendix F.

Non-GAAP Financial Measures

This news release contains non-GAAP financial measures, which are generally numerical measures of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Entergy has provided quantitative reconciliations within this news release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Entergy reports earnings using the non-GAAP measure of Entergy adjusted earnings, which excludes the effect of certain “adjustments,” including the removal of the Entergy Wholesale Commodities segment in light of the company’s decision to exit the merchant power business.

Adjustments are unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as the results of the EWC segment, significant tax items, and other items such as certain costs, expenses, or other specified items. In addition to reporting GAAP consolidated earnings on a per share basis, Entergy reports its adjusted earnings on a per share basis. These per share measures represent the applicable earnings amount divided by the diluted average number of common shares outstanding for the period.

Management uses the non-GAAP financial measures of adjusted earnings and adjusted earnings per share for, among other things, financial planning and analysis; reporting financial results to the board of directors, employees, stockholders, analysts, and investors; and internal evaluation of financial performance. Entergy believes that these non-GAAP financial measures provide useful information to investors in evaluating the ongoing results of Entergy’s business, comparing period to period results, and comparing Entergy’s financial performance to the financial performance of other companies in the utility sector.

Other non-GAAP measures, including adjusted EBITDA; adjusted ROE; adjusted ROIC; gross liquidity; net liquidity; net liquidity, including storm escrows; debt to capital, excluding securitization debt; net debt to net capital, excluding securitization debt; parent debt to total debt, excluding securitization debt; FFO; FFO to debt, excluding securitization debt; and FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC, are measures Entergy uses internally for management and board discussions and to gauge the overall strength of its business. Entergy believes the above data provides useful information to investors in evaluating Entergy’s ongoing financial results and flexibility, and assists investors in comparing Entergy’s credit and liquidity to the credit and liquidity of others in the Utility sector. In addition, other financial measures including net income (or earnings), adjusted for preferred dividends and tax-effected interest expense; ROIC; and ROE are included on both an adjusted and an as-reported basis. In each case, the metrics defined as “adjusted” (other than EWC’s adjusted EBITDA) excludes the effect of adjustments as defined above. EWC’s adjusted EBITDA represents EWC’s earnings before interest, taxes, and depreciation and amortization, and also excludes decommissioning expense.

These non-GAAP financial measures reflect an additional way of viewing aspects of Entergy’s operations that, when viewed with Entergy’s GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting Entergy’s business. These non-GAAP financial measures should not be used to the exclusion of GAAP financial measures. Investors are strongly encouraged to review Entergy’s consolidated financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. Although certain of these measures are intended to assist investors in comparing Entergy’s performance to other companies in the utility sector, non-GAAP financial measures are not standardized; therefore, it might not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Cautionary Note Regarding Forward-Looking Statements

In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other things, Entergy’s 2020 earnings guidance; its current financial and operational outlooks; and other statements of Entergy’s plans, beliefs, or expectations included in this news release. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including (a) those factors discussed elsewhere in this news release and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q, and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with (1) rate proceedings, formula rate plans, and other cost recovery mechanisms, including the risk that costs may not be recoverable to the extent anticipated by the utilities and (2) implementation of the ratemaking effects of changes in law; (c) uncertainties associated with efforts to remediate the effects of major storms and recover related restoration costs; (d) risks associated with operating nuclear facilities, including plant relicensing, operating, and regulatory costs and risks; (e) changes in decommissioning trust fund values or earnings or in the timing or cost of decommissioning Entergy’s nuclear plant sites;
(f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (g) risks and uncertainties associated with strategic transactions that Entergy or its subsidiaries may undertake, including the risk that any such transaction may not be completed as and when expected, and the risk that the anticipated benefits of the transaction may not be realized; (h) effects of changes in federal, state, or local laws and regulations and other governmental actions or policies, including changes in monetary, fiscal, tax, environmental, or energy policies; (i) the effects of technological changes and changes in commodity markets, capital markets, or economic conditions; (j) impacts from a terrorist attack, cybersecurity threats, data security breaches, or other attempts to disrupt Entergy’s business or operations, and/or other catastrophic events; and (k) the direct and indirect impacts of the COVID-19 pandemic on Entergy and its customers.

Second Quarter 2020 Earnings Release Appendices and Financial Statements

Appendices
A: Consolidated Results and Adjustments
B: Earnings Variance Analysis
C: Utility Financial and Operating Measures
D: EWC Financial and Operating Measures
E: Consolidated Financial Measures
F: Definitions and Abbreviations and Acronyms
G: Other GAAP to Non-GAAP Reconciliations

Financial Statements
Consolidating Balance Sheets
Consolidating Income Statements
Consolidated Cash Flow Statements

A: Consolidated Results and Adjustments
Appendix A-1 provides a comparative summary of consolidated earnings, including a reconciliation of as-reported earnings (GAAP) to adjusted earnings (non-GAAP).

Appendix A-1: Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures Second Quarter and Year-to-Date 2020 vs. 2019 (See Appendix A-3 and Appendix A-4 for details on adjustments)
	Second Quarter			Year-to-Date
	2020	2019	Change	2020	2019	Change
(After-tax, $ in millions)
As-reported earnings (loss)
Utility	345	331	14	665	562	103
Parent & Other	(69)	(69)	—	(159)	(141)	(18)
EWC	85	(26)	111	(26)	71	(97)
Consolidated	361	236	124	479	491	(12)

Less adjustments
Utility	—	—	—	—	—	—
Parent & Other	—	—	—	—	—	—
EWC	85	(26)	111	(26)	71	(97)
Consolidated	85	(26)	111	(26)	71	(97)

Adjusted earnings (loss) (non-GAAP)
Utility	345	331	14	665	562	103
Parent & Other	(69)	(69)	—	(159)	(141)	(18)
EWC	—	—	—	—	—	—
Consolidated	276	262	14	506	420	85
Estimated weather in billed sales	(4)	12	(16)	(54)	(12)	(42)

Diluted average number of common shares outstanding (in millions)	201	194		201	193

(After-tax, per share in $) (a)
As-reported earnings (loss)
Utility	1.71	1.70	0.01	3.31	2.91	0.40
Parent & Other	(0.34)	(0.35)	0.01	(0.79)	(0.73)	(0.06)
EWC	0.42	(0.13)	0.55	(0.13)	0.36	(0.49)
Consolidated	1.79	1.22	0.57	2.39	2.54	(0.15)

Less adjustments
Utility	—	—	—	—	—	—
Parent & Other	—	—	—	—	—	—
EWC	0.42	(0.13)	0.55	(0.13)	0.36	(0.49)
Consolidated	0.42	(0.13)	0.55	(0.13)	0.36	(0.49)

Adjusted earnings (loss) (non-GAAP)
Utility	1.71	1.70	0.01	3.31	2.91	0.40
Parent & Other	(0.34)	(0.35)	0.01	(0.79)	(0.73)	(0.06)
EWC	—	—	—	—	—	—
Consolidated	1.37	1.35	0.02	2.52	2.18	0.34
Estimated weather in billed sales	(0.02)	0.06	(0.08)	(0.27)	(0.06)	(0.21)

Calculations may differ due to rounding

(a)	Per share amounts are calculated by dividing the corresponding earnings (loss) by the diluted average number of common shares outstanding for the period.

See Appendix B for detailed earnings variance analysis.
Appendix A-2 provides a comparative summary of OCF, by business.

Appendix A-2: Consolidated Operating Cash Flow
Second Quarter and Year-to-Date 2020 vs. 2019
($ in millions)
	Second Quarter			Year-to-Date
	2020	2019	Change	2020	2019	Change
Utility	792	699	94	1,395	1,154	241
Parent & Other	(64)	(45)	(19)	(144)	(123)	(22)
EWC	60	(102)	163	198	22	176
Consolidated	789	552	237	1,448	1,053	395

Calculations may differ due to rounding

OCF increased quarter-over-quarter due primarily to higher collections for fuel and purchased power cost recovery and a lower amount of unprotected excess ADIT returned to customers. Lower nuclear refueling outage spending and lower severance and retention payments at EWC also contributed. Lower collections from customers partially offset the increase. Intercompany income tax payments contributed to the line of business variances.

Appendix A-3 and Appendix A-4 list adjustments by business. Adjustments are included in as-reported earnings consistent with GAAP but are excluded from adjusted earnings. As a result, adjusted earnings is considered a non-GAAP measure.

Appendix A-3: Adjustments by Driver (shown as positive/(negative) impact on earnings or EPS)
Second Quarter and Year-to-Date 2020 vs. 2019
	Second Quarter			Year-to-Date
	2020	2019	Change	2020	2019	Change

(Pre-tax except for income taxes, preferred dividend requirements, and totals; $ in millions)
EWC
Income before income taxes	110	(35)	144	(31)	128	(160)
Income taxes	(24)	9	(34)	6	(57)	63
Preferred dividend requirements	(1)	(1)	—	(1)	(1)	—
Total EWC	85	(26)	111	(26)	71	(97)

Total adjustments	85	(26)	111	(26)	71	(97)

(After-tax, per share in $) (b)
EWC
Total EWC	0.42	(0.13)	0.55	(0.13)	0.36	(0.49)

Total adjustments	0.42	(0.13)	0.55	(0.13)	0.36	(0.49)

Calculations may differ due to rounding

(b)	Per share amounts are calculated by dividing the corresponding earnings (loss) by the diluted average number of common shares outstanding for the period.

Appendix A-4: Adjustments by Income Statement Line Item (shown as positive/(negative) impact on earnings)
Second Quarter and Year-to-Date 2020 vs. 2019
(Pre-tax except for income taxes, preferred dividend requirements, and totals; $ in millions)
	Second Quarter			Year-to-Date
	2020	2019	Change	2020	2019	Change
EWC
Operating revenues	200	290	(90)	532	723	(191)
Fuel and fuel-related expenses	(17)	(26)	9	(37)	(51)	14
Purchased power	(10)	(15)	5	(21)	(31)	10
Nuclear refueling outage expense	(12)	(12)	—	(24)	(24)	—
Other O&M	(140)	(188)	47	(271)	(376)	105
Asset write-off and impairments	(7)	(16)	10	(12)	(90)	79
Decommissioning expense	(51)	(64)	13	(102)	(128)	26
Taxes other than income taxes	(14)	(20)	6	(34)	(33)	(1)
Depreciation/amortization exp.	(25)	(38)	13	(60)	(76)	16
Other income (deductions)-other	194	64	130	10	232	(222)
Interest exp. and other charges	(7)	(9)	2	(12)	(18)	6
Income taxes	(24)	9	(34)	6	(57)	63
Preferred dividend requirements	(1)	(1)	—	(1)	(1)	—
Total EWC	85	(26)	111	(26)	71	(97)

Total adjustments	85	(26)	111	(26)	71	(97)

Calculations may differ due to rounding

B: Earnings Variance Analysis
Appendix B-1 and Appendix B-2 provide details of current quarter and year-to-date 2020 versus 2019 as-reported and adjusted earnings variance analysis for Utility, Parent & Other, and EWC.

Appendix B-1: As-Reported and Adjusted Earnings Variance Analysis (c), (d)
Second Quarter 2020 vs. 2019
(After-tax, per share in $)
	Utility			Parent & Other		EWC		Consolidated
	As-Reported	Adjusted		As-Reported	Adjusted	As- Reported		As- Reported	Adjusted
2019 earnings	1.70	1.70		(0.35)	(0.35)	(0.13)		1.22	1.35
Operating revenue less: Fuel, fuel-related expenses and gas purchased for resale, Purchased power, and Regulatory charges (credits)	0.14	0.14	(e)	—	—	(0.31)	(f)	(0.17)	0.14
Nuclear refueling outage expense	0.02	0.02		—	—	—		0.02	0.02
Other O&M	0.23	0.23	(g)	(0.01)	(0.01)	0.19	(h)	0.41	0.22
Asset write-offs and impairments	—	—		—	—	0.04		0.04	—
Decommissioning expense	(0.01)	(0.01)		—	—	0.05	(i)	0.04	(0.01)
Taxes other than income taxes	(0.01)	(0.01)		—	—	0.02		0.01	(0.01)
Depreciation/amortization exp.	(0.20)	(0.20)	(j)	—	—	0.05	(k)	(0.15)	(0.20)
Other income (deductions)-other	(0.02)	(0.02)		0.03	0.03	0.53	(l)	0.54	0.01
Interest exp. and other charges	(0.08)	(0.08)	(m)	(0.01)	(0.01)	0.01		(0.08)	(0.09)
Income taxes-other	—	—		(0.01)	(0.01)	(0.02)		(0.03)	(0.01)
Preferred dividend requirements	—	—		—	—	—		—	—
Share effect	(0.06)	(0.06)	(n)	0.01	0.01	(0.01)		(0.06)	(0.05)
2020 earnings	1.71	1.71		(0.34)	(0.34)	0.42		1.79	1.37

Appendix B-2: As-Reported and Adjusted Earnings Variance Analysis (c), (d)
Year-to-date 2020 vs. 2019
(After-tax, per share in $)
	Utility			Parent & Other			EWC		Consolidated
	As-Reported	Adjusted		As-Reported	Adjusted		As- Reported		As- Reported	Adjusted
2019 earnings	2.91	2.91		(0.73)	(0.73)		0.36		2.54	2.18
Operating revenue less: Fuel, fuel-related expenses and gas purchased for resale, Purchased power, and Regulatory charges (credits)	0.41	0.41	(e)	—	—		(0.68)	(f)	(0.27)	0.41
Nuclear refueling outage expense	0.02	0.02		—	—		—		0.02	0.02
Other O&M	0.31	0.31	(g)	—	—		0.43	(h)	0.74	0.31
Asset write-offs and impairments	—	—		—	—		0.32	(o)	0.32	—
Decommissioning expense	(0.03)	(0.03)		—	—		0.11	(i)	0.08	(0.03)
Taxes other than income taxes	(0.02)	(0.02)		—	—		(0.01)		(0.03)	(0.02)
Depreciation/amortization exp.	(0.38)	(0.38)	(j)	—	—		0.06	(k)	(0.32)	(0.38)
Other income (deductions)-other	(0.04)	(0.04)		0.03	0.03		(0.91)	(l)	(0.92)	(0.01)
Interest exp. and other charges	(0.13)	(0.13)	(m)	—	—		0.03		(0.10)	(0.13)
Income taxes-other	0.39	0.39	(p)	(0.12)	(0.12)	(q)	0.15	(r)	0.42	0.27
Preferred dividend requirements	—	—		—	—		—		—	—
Share effect	(0.13)	(0.13)	(n)	0.03	0.03		0.01		(0.09)	(0.10)
2020 earnings	3.31	3.31		(0.79)	(0.79)		(0.13)		2.39	2.52

Calculations may differ due to rounding

(c)
Utility operating revenue / regulatory charges and Utility income taxes-other exclude $15 million in second quarter 2020 and $61 million in second quarter 2019 for the return of unprotected excess ADIT to customers (net effect is neutral to earnings). On a year-to-date basis, Utility operating revenue / regulatory charges and Utility income taxes-other exclude $45 million in 2020 and $122 million in 2019 (net effect is neutral to earnings).

(d)
EPS effect is calculated by multiplying the pre-tax amount by the estimated income tax rate that is expected to apply and dividing by diluted average number of common shares outstanding for the prior period; income taxes-other represents income tax differences other than the tax effect of individual line items.

Utility as-reported operating revenue less fuel, fuel-related expenses and gas purchased for resale; purchased power; and regulatory charges (credits) variance analysis 2020 vs. 2019 ($ EPS)
	2Q	YTD
Volume/weather	(0.21)	(0.24)
Retail electric price	0.36	0.70
Reg. provision for E-AR FRP	—	0.05
Reg. liability for tax sharing	—	(0.10)
Other	(0.01)	—
Total	0.14	0.41

(e)
The second quarter and year-to-date earnings increases were primarily driven by E-AR’s FRP; E-LA’s FRP, including recovery of the J. Wayne Leonard Power Station and the Lake Charles Power Station; E-MS’s FRP; E-MS’s vegetation rider; recovery of E-MS’s Choctaw County Generating Station; and E-TX’s TCRF. Partially offsetting was volume/weather and E-NO’s rate case. The year-to date variance also reflected a first quarter 2019 regulatory reserve at E-AR and a regulatory liability for tax sharing with E-LA customers (this partially offsets the Hurricane Isaac Act 55 income tax item discussed in footnote p).

(f)
The second quarter and year-to-date earnings decreases were due largely to lower revenues from the shutdown of Pilgrim (May 2019) and Indian Point 2 (April 2020). The year-to-date variance also reflected lower capacity and energy prices, partially offset by higher energy volume at Indian Point 3.

(g)
The second quarter and year-to-date earnings increases from lower Utility other O&M were due largely to lower non-nuclear generation expenses due to the timing and scope of outages including a delay in planned outages in 2020 as a result of the COVID-19 pandemic, lower nuclear generation expenses, and lower spending on initiatives to explore new customer products. The year-to-date variance also reflected higher nuclear insurance refunds, partially offset by higher pension and benefits expenses and higher E-MS storm damage provisions (offset in operating revenue).

(h)
The second quarter and year-to-date earnings increases from lower EWC other O&M were due largely to the shutdown of Pilgrim in May 2019 and Indian Point 2 in April 2020, as well as a decrease in severance and retention expense.

(i)	The second quarter and year-to-date earnings increases from lower EWC decommissioning expense were due to the sale of Pilgrim in 2019.

(j)
The second quarter and year-to-date earnings decreases from higher Utility depreciation expense were due primarily to higher plant in service, including the J. Wayne Leonard Power Station, the Lake Charles Power Station, and the Choctaw County Generating Station, as well as higher depreciation rates at E-MS.

(k)	The second quarter and year-to-date earnings increases from lower EWC depreciation expense were due primarily to the shutdown of Pilgrim in May 2019 and Indian Point 2 in April 2020.

(l)
The second quarter earnings increase from higher EWC other income (deductions)-other was due largely to higher gains on decommissioning trust fund investments in 2020 as compared to 2019. The year-to-date earnings decrease was due largely to performance of nuclear decommissioning trust fund investments in 2020 as compared to 2019.

(m)
The second quarter and year-to-date earnings decreases from higher Utility interest expense were due primarily to higher debt balances at E-LA and E-TX. The year-to-date variance also reflected higher debt balances at E-AR.

(n)	The earnings per share impacts from share effect were due to settlement of the equity forward (8.4 million shares settled in May 2019).

(o)
The year-to-date earnings increase from lower EWC asset write-offs and impairments was due primarily to higher impairment charges in first quarter 2019, largely refueling outage costs at Indian Point. This was partially offset by a gain on the sale of a switchyard at Pilgrim in second quarter 2019.

(p)
The year-to-date earnings increase from Utility effective income tax rate reflected two first quarter 2020 items. A $55 million tax benefit was recorded as a result of an IRS settlement related to Act 55 financing of Hurricane Isaac costs (partly offset by customer sharing, recorded as a regulatory charge discussed in footnote e). In addition, an annual tax deduction related to stock-based compensation resulted in an income tax benefit of $22 million, $20 million greater than first quarter 2019.

(q)
The year-to-date earnings decrease from Parent & Other effective income tax rate was due to an increase in income tax expense of $23 million as a result of the IRS settlement related to the Hurricane Isaac Act 55 financing (discussed in footnote p).

(r)
The year-to-date earnings increase from EWC effective income tax rate is primarily due to a first quarter 2019 accrual of $29 million of tax expense, which resulted from the sale of Vermont Yankee in January 2019.

C: Utility Financial and Operating Measures
Appendix C-1 and Appendix C-2 provide comparative summaries of Utility operating and financial measures.

Appendix C-1: Utility Operating and Financial Measures
Second Quarter and Year-to-Date 2020 vs. 2019
	Second Quarter				Year-to-Date
	2020	2019	% Change	% Weather Adjusted (s)	2020	2019	% Change	% Weather Adjusted (s)
GWh billed
Residential	7,759	7,652	1.4	5.1	15,885	16,123	(1.5)	3.1
Commercial	6,070	6,841	(11.3)	(10.8)	12,315	13,264	(7.2)	(6.8)
Governmental	570	626	(8.9)	(9.5)	1,165	1,227	(5.1)	(5.6)
Industrial	11,847	11,965	(1.0)	(1.0)	23,662	23,648	0.1	0.1
Total retail sales	26,246	27,084	(3.1)	(2.0)	53,027	54,262	(2.3)	(0.8)
Wholesale	3,111	3,170	(1.9)		6,228	6,984	(10.8)
Total sales	29,357	30,254	(3.0)		59,255	61,246	(3.3)

Number of electric retail customers
Residential	2,517,718	2,489,842	1.1
Commercial	362,812	358,545	1.2
Governmental	17,940	17,906	0.2
Industrial	42,033	41,416	1.5
Total retail customers	2,940,503	2,907,709	1.1

Other O&M and refueling outage expense per MWh	$21.19	$22.79	(7.0)		$20.69	$21.44	(3.5)

Appendix C-2: Utility Operating Measures
Twelve Months Ended June 30, 2020 vs. 2019
	Twelve Months Ended June 30
	2020	2019	% Change	% Weather Adjusted (s)
GWh billed
Residential	35,856	36,194	(0.9)	0.2
Commercial	27,806	29,015	(4.2)	(4.7)
Governmental	2,517	2,588	(2.7)	(3.2)
Industrial	48,497	48,408	0.2	0.2
Total retail sales	114,676	116,205	(1.3)	(1.1)

Calculations may differ due to rounding

(s)
The effects of weather were estimated using heating degree days and cooling degree days for the billing cycles from certain locations within each jurisdiction and comparing to “normal” weather based on 20-year historical data. The models used to estimate weather are updated periodically and are subject to change.

On a weather-adjusted basis for second quarter 2020, billed retail sales decreased (2.0) percent. Residential billed sales increased 5.1 percent and commercial billed sales decreased (10.8) percent driven by impacts from the COVID-19 pandemic. Industrial billed sales volume decreased (1.0) percent primarily driven by lower sales to existing large and small customers, partially offset by continued growth from new/expansion customers.

D: EWC Financial and Operating Measures
Appendix D-1 provides a comparative summary of EWC adjusted EBITDA (non-GAAP).

Appendix D-1: EWC Adjusted EBITDA - Reconciliation of GAAP to Non-GAAP Measures
Second Quarter and Year-to-Date 2020 vs. 2019
($ in millions)	Second Quarter			Year-to-Date
	2020	2019	Change	2020	2019	Change
Net income (loss)	85	(25)	110	(25)	72	(97)
Add back: interest expense	7	9	(2)	12	18	(6)
Add back: income taxes	24	(9)	34	(6)	57	(63)
Add back: depreciation and amortization	25	38	(13)	60	76	(16)
Subtract: interest and investment income	207	75	132	35	257	(222)
Add back: decommissioning expense	51	64	(13)	102	128	(26)
Adjusted EBITDA (non-GAAP)	(15)	2	(17)	108	94	14

Calculations may differ due to rounding

Appendix D-2 provides a comparative summary of EWC operating and financial measures.

Appendix D-2: EWC Operating and Financial Measures
Second Quarter and Year-to-Date 2020 vs. 2019
	Second Quarter			Year-to-Date
	2020	2019	% Change	2020	2019	% Change
Owned capacity (MW) (t)	2,246	3,274	(31.4)	2,246	3,274	(31.4)
GWh billed	4,958	7,258	(31.7)	11,714	14,461	(19.0)

EWC Nuclear Fleet
Capacity factor	96%	92%	4.3	98%	89%	10.1
GWh billed	4,580	6,703	(31.7)	10,839	13,392	(19.1)
Production cost per MWh	$19.45	$19.93	(2.4)	$17.13	$19.49	(12.1)
Average energy/capacity revenue per MWh	$37.55	$37.85	(0.8)	$43.84	$48.55	(9.7)
Refueling outage days
Indian Point 3	—	8		—	29

Calculations may differ due to rounding

(t)	2020 excludes IP2 (1,028MW) that was shut down April 30, 2020.

See the appendix in the webcast slide presentation for EWC hedging and price disclosures.

E: Consolidated Financial Measures
Appendix E provides comparative financial measures. Financial measures in this table include those calculated and presented in accordance with GAAP, as well as those that are considered non-GAAP financial measures.

Appendix E: GAAP and Non-GAAP Financial Measures
Second Quarter 2020 vs. 2019 (See Appendix G for reconciliation of GAAP to non-GAAP financial measures)

For 12 months ending June 30	2020	2019	Change
GAAP Measures
As-reported ROIC	5.9%	5.5%	0.4%
As-reported ROE	12.2%	10.8%	1.4%

Non-GAAP Financial Measures
Adjusted ROIC	5.6%	5.5%	0.2%
Adjusted ROE	11.4%	11.0%	0.4%

As of June 30 ($ in millions, except where noted)	2020	2019	Change
GAAP Measures
Cash and cash equivalents	935	636	300
Available revolver capacity	4,110	4,120	(10)
Commercial paper	1,946	1,635	311
Total debt	21,493	19,054	2439
Securitization debt	232	360	(128)
Debt to capital	66.8%	65.5%	1.3%
Off-balance sheet liabilities:
Debt of joint ventures - Entergy’s share	51	58	(7)
Total off-balance sheet liabilities	51	58	(7)

Storm escrow balances	373	407	(34)

Non-GAAP Financial Measures ($ in millions, except where noted)
Debt to capital, excluding securitization debt	66.6%	65.1%	1.5%
Net debt to net capital, excluding securitization debt	65.6%	64.3%	1.2%
Gross liquidity	5,045	4,756	289
Net liquidity	3,099	3,121	(22)
Net liquidity, including storm escrows	3,472	3,528	(56)
Parent debt to total debt, excluding securitization debt	22.0%	19.4%	2.6%
FFO to debt, excluding securitization debt	14.6%	11.8%	2.8%
FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC	16.0%	15.8%	0.2%

Calculations may differ due to rounding

F: Definitions and Abbreviations and Acronyms
Appendix F-1 provides definitions of certain operating measures, as well as GAAP and non-GAAP financial measures.

Appendix F-1: Definitions
Utility Financial and Operating Measures
GWh billed	Total number of GWh billed to retail and wholesale customers
Other O&M and refueling outage expense per MWh	Other operation and maintenance expense plus nuclear refueling outage expense per MWh of billed sales
Number of electric retail customers	Average number of electric customers over the period

EWC Financial and Operating Measures
Adjusted EBITDA (non-GAAP)	Earnings before interest, income taxes, and depreciation and amortization, and excluding decommissioning expense
Average revenue under contract per kW-month (applies to capacity contracts only)	Revenue on a per unit basis at which capacity is expected to be sold to third parties, given existing contract prices and/or auction awards
Average revenue per MWh on contracted volumes
Revenue on a per unit basis at which generation output reflected in contracts is expected to be sold to third parties (including offsetting positions) at the minimum contract prices and at forward market prices at a point in time, given existing contract or option exercise prices based on expected dispatch or capacity, excluding the revenue associated with the amortization of the below-market PPA for Palisades. Revenue will fluctuate due to factors including positive or negative basis differentials and other risk management costs

Bundled capacity and energy contracts	A contract for the sale of installed capacity and related energy, priced per MWh sold
Capacity contracts	A contract for the sale of the installed capacity product in regional markets managed by NYISO and MISO
Capacity factor	Normalized percentage of the period that the nuclear plants generate power
Expected sold and market total revenue per MWh
Total energy and capacity revenue on a per unit basis at which total planned generation output and capacity is expected to be sold given contract terms and market prices at a point in time, including positive or negative basis differentials and other risk management costs, divided by total planned MWh of generation, excluding the revenue associated with the amortization of the Palisades below-market PPA

GWh billed	Total number of GWh billed to customers and financially-settled instruments
Owned capacity (MW)	Installed capacity owned by EWC
Percent of capacity sold forward	Percent of planned qualified capacity sold to mitigate price uncertainty under physical or financial transactions
Percent of planned generation under contract
Percent of planned generation output sold or purchased forward under contracts, forward physical contracts, forward financial contracts, or options that mitigate price uncertainty that may or may not require regulatory approval or approval of transmission rights or other conditions precedent; positions that are no longer classified as hedges are netted in the planned generation under contract

Planned net MW in operation	Amount of installed capacity to generate power and/or sell capacity, reflecting the shutdown of Indian Point 3 (April 30, 2021) and Palisades (May 31, 2022)
Planned TWh of generation
Amount of output expected to be generated by EWC resources considering plant operating characteristics and outage schedules, reflecting the shutdown of Indian Point 3 (April 30, 2021) and Palisades (May 31, 2022)

Production cost per MWh	Fuel and other O&M expenses according to accounting standards that directly relate to the production of electricity per MWh (based on net generation)
Refueling outage days	Number of days lost for a scheduled refueling and maintenance outage during the period

Appendix F-1: Definitions (continued)
EWC Financial and Operating Measures (continued)
Unit-contingent
Transaction under which power is supplied from a specific generation asset; if the asset is in operational outage, seller is generally not liable to buyer for any damages, unless the contract specifies certain conditions such as an availability guarantee

Financial Measures - GAAP
As-reported ROE	12-months rolling net income attributable to Entergy Corp. divided by avg. common equity
As-reported ROIC	12-months rolling net income attributable to Entergy Corporation adjusted for preferred dividends and tax-effected interest expense divided by average invested capital
Debt of joint ventures - Entergy’s share	Entergy’s share of debt issued by business joint ventures at EWC
Debt to capital	Total debt divided by total capitalization
Available revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers
Securitization debt	Debt on the balance sheet associated with securitization bonds that is secured by certain future customer collections
Total debt	Sum of short-term and long-term debt, notes payable and commercial paper, and finance leases on the balance sheet
Financial Measures - Non-GAAP
Adjusted EPS	As-reported EPS excluding adjustments
Adjusted ROE	12-months rolling adjusted net income attributable to Entergy Corporation divided by average common equity
Adjusted ROIC	12-months rolling adjusted net income attributable to Entergy Corporation adjusted for preferred dividends and tax-effected interest expense divided by average invested capital
Adjustments
Unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as the results of the EWC segment, significant tax items, and other items such as certain costs, expenses, or other specified items

Debt to capital, excluding securitization debt	Total debt divided by total capitalization, excluding securitization debt
FFO
OCF less AFUDC-borrowed funds, working capital items in OCF (receivables, fuel inventory, accounts payable, taxes accrued, interest accrued, and other working capital accounts), and securitization regulatory charges

FFO to debt, excluding securitization debt	12-months rolling FFO as a percentage of end of period total debt excluding securitization debt
FFO to debt, excl. securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with EWC exit
12-months rolling FFO excluding return of unprotected excess ADIT and severance and retention payments associated with exit of EWC as a percentage of end of period total debt excluding securitization debt

Gross liquidity	Sum of cash and available revolver capacity
Net debt to net capital, excl. securitization debt	Total debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents, excluding securitization debt
Net liquidity	Sum of cash and available revolver capacity less commercial paper borrowing
Net liquidity, including storm escrows	Sum of cash, available revolver capacity, and escrow accounts available for certain storm expenses, less commercial paper borrowing
Parent debt to total debt, excl. securitization debt	End of period Entergy Corp. debt, incl. amounts drawn on credit revolver and commercial paper facilities, as a percent of consolidated total debt, excl. securitization debt

Appendix F-2 explains abbreviations and acronyms used in the quarterly earnings materials.

Appendix F-2: Abbreviations and Acronyms
ADIT
AFUDC -
borrowed funds
ALJ
AMI
ANO

APSC
ARO
bps
CCGT
CCN
CCNO
Choctaw
COD
CT
CWIP
DCRF
DOE
E-AR
E-LA
E-MS
E-NO
E-TX
EBITDA

ENP
EPS
ETR
EWC
FERC
FFO
FIN 48

FRP
GAAP
GCRR
Grand Gulf or GGNS
IIRR-G
Indian Point 1

Indian Point 2
or IP2
Indian Point 3
or IP3
IPEC

Accumulated deferred income taxes
Allowance for borrowed funds used during construction
Administrative law judge
Advanced metering infrastructure
Units 1 and 2 of Arkansas Nuclear One owned by E-AR (nuclear)
Arkansas Public Service Commission
Asset retirement obligation
Basis points
Combined cycle gas turbine
Certificate of convenience and necessity
Council of the City of New Orleans
Choctaw County Generating Station (CCGT)
Commercial operation date
Simple cycle combustion turbine
Construction work in progress
Distribution cost recovery factor
U.S. Department of Energy
Entergy Arkansas, LLC
Entergy Louisiana, LLC
Entergy Mississippi, LLC
Entergy New Orleans, LLC
Entergy Texas, Inc.
Earnings before interest, income taxes, and depreciation and amortization
Entergy Nuclear Palisades, LLC
Earnings per share
Entergy Corporation
Entergy Wholesale Commodities
Federal Energy Regulatory Commission
Funds from operations
FASB Interpretation No.48, “Accounting for Uncertainty in Income Taxes”
Formula rate plan
U.S. generally accepted accounting principles
Generation Cost Recovery Rider
Unit 1 of Grand Gulf Nuclear Station (nuclear), 90% owned or leased by SERI
Infrastructure investment recovery rider - gas
Indian Point Energy Center Unit 1 (nuclear) (shut down in 1974)
Indian Point Energy Center Unit 2 (nuclear) (shut down 4/30/20)
Indian Point Energy Center Unit 3 (nuclear)

Indian Point Energy Center (nuclear)
ISES 2 IRS ISO LCPS LPSC LTM MCPS MISO Moody’s MPSC MTEP Nelson 6 NDT NOPS NRC NY PSC NYISO NYSE OCF OpCo OPEB Other O&M P&O Palisades Pilgrim PMR PPA PSC PUCT RICE RFP ROE ROIC RS Cogen RSP S&P SEC SERI TCRF UPSA Vermont Yankee WACC WPEC
Unit 2 of Independence Steam Electric Station (coal)
Internal Revenue Service
Independent system operator
Lake Charles Power Station (CCGT)
Louisiana Public Service Commission
Last twelve months
Montgomery County Power Station (CCGT)
Midcontinent Independent System Operator, Inc.
Moody’s Investor Service
Mississippi Public Service Commission
MISO Transmission Expansion Plan
Unit 6 of Roy S. Nelson plant (coal)
Nuclear decommissioning trust
New Orleans Power Station
U.S. Nuclear Regulatory Commission
New York Public Service Commission
New York Independent System Operator, Inc.
New York Stock Exchange
Net cash flow provided by operating activities
Utility operating company
Other post-employment benefits
Other non-fuel operation and maintenance expense
Parent & Other
Palisades Power Plant (nuclear)
Pilgrim Nuclear Power Station (nuclear, sold August 26, 2019)
Performance Management Rider
Power purchase agreement or purchased power agreement
Public service commission
Public Utility Commission of Texas
Reciprocating internal combustion engine
Request for proposals
Return on equity
Return on invested capital
RS Cogen facility (CCGT cogeneration)
Rate Stabilization Plan (E-LA Gas)
Standard & Poor’s
U.S. Securities and Exchange Commission
System Energy Resources, Inc.
Transmission cost recovery factor
Unit Power Sales Agreement
Vermont Yankee Nuclear Power Station (nuclear, sold January 11, 2019)
Weighted-average cost of capital
Washington Parish Energy Center

G: Other GAAP to Non-GAAP Reconciliations
Appendix G-1, Appendix G-2, and Appendix G-3 provide reconciliations of various non-GAAP financial measures disclosed in this news release to their most comparable GAAP measure.

Appendix G-1: Reconciliation of GAAP to Non-GAAP Financial Measures - ROIC, ROE
($ in millions except where noted)		Second Quarter
		2020	2019
As-reported net income (loss) attributable to Entergy Corporation, rolling 12 months	(A)	1,230	961
Preferred dividends		18	15
Tax-effected interest expense		574	543
As-reported net income (loss) attributable to Entergy Corporation, rolling 12 months adjusted for preferred dividends and tax-effected interest expense	(B)	1,822	1,519

Adjustments in prior three quarters		(5)	8
Adjustments in current quarter		85	(26)
Total adjustments, last 12 months	(C)	80	(18)
EWC preferred dividends and tax-effected interest expense, rolling 12 months		21	30

Total adjustments, adding back EWC preferred dividends and tax-effected interest expense (non-GAAP)	(D)	101	12

Adjusted earnings, rolling 12 months (non-GAAP)	(A-C)	1,150	979
Adjusted earnings, rolling 12 months including preferred dividends and tax- effected interest expense (non-GAAP)	(B-D)	1,720	1,507

Average invested capital	(E)	30,622	27,586

Average common equity	(F)	10,112	8,910

As-reported ROIC	(B/E)	5.9%	5.5%
Adjusted ROIC (non-GAAP)	[(B-D)/E]	5.6%	5.5%
As-reported ROE	(A/F)	12.2%	10.8%
Adjusted ROE (non-GAAP)	[(A-C)/F]	11.4%	11.0%

Calculations may differ due to rounding

Appendix G-2: Reconciliation of GAAP to Non-GAAP Financial Measures - Debt ratios excluding securitization debt; gross liquidity; net liquidity; net liquidity, including storm escrow balances
($ in millions except where noted)		Second Quarter
		2020	2019
Total debt	(A)	21,493	19,054
Less securitization debt	(B)	232	360
Total debt, excluding securitization debt	(C)	21,261	18,694
Less cash and cash equivalents	(D)	935	636
Net debt, excluding securitization debt	(E)	20,326	18,058

Commercial paper	(F)	1,946	1,635

Total capitalization	(G)	32,173	29,071
Less securitization debt	(B)	232	360
Total capitalization, excluding securitization debt	(H)	31,941	28,711
Less cash and cash equivalents	(D)	935	636
Net capital, excluding securitization debt	(I)	31,006	28,075

Debt to capital	(A/G)	66.8%	65.5%
Debt to capital, excluding securitization debt (non-GAAP)	(C/H)	66.6%	65.1%
Net debt to net capital, excluding securitization debt (non-GAAP)	(E/I)	65.6%	64.3%

Available revolver capacity	(J)	4,110	4,120

Storm escrows	(K)	373	407

Gross liquidity (non-GAAP)	(D+J)	5,045	4,756
Net liquidity (non-GAAP)	(D+J-F)	3,099	3,121
Net liquidity, including storm escrows (non-GAAP)	(D+J-F+K)	3,472	3,528

Entergy Corporation notes:
Due September 2020		—	450
Due July 2022		650	650
Due September 2026		750	750
Due June 2030		600	—
Due June 2050		600	—
Total parent long-term debt	(L)	2,600	1,850
Revolver draw	(M)	160	150
Unamortized debt issuance costs and discounts	(N)	(32)	(9)
Total parent debt	(F+L+M+N)	4,675	3,626

Parent debt to total debt, excluding securitization debt (non-GAAP)	[(F+L+M+N)/C]	22.0%	19.4%

Calculations may differ due to rounding

Appendix G-3: Reconciliation of GAAP to Non-GAAP Financial Measures - FFO to debt, excluding securitization debt; FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC

($ in millions except where noted)		Second Quarter
		2020	2019
Total debt	(A)	21,493	19,054
Less securitization debt	(B)	232	360
Total debt, excluding securitization debt	(C)	21,261	18,694

Net cash flow provided by operating activities, rolling 12 months	(D)	3,212	2,358

AFUDC - borrowed funds, rolling 12 months	(E)	(58)	(67)

Working capital items in net cash flow provided by operating activities (rolling 12 months):
Receivables		(5)	17
Fuel inventory		(35)	24
Accounts payable		(92)	(19)
Taxes accrued		62	9
Interest accrued		5	7
Other working capital accounts		(15)	(81)
Securitization regulatory charges		123	121
Total	(F)	43	78

FFO, rolling 12 months (non-GAAP)	(G)=(D+E-F)	3,110	2,213

FFO to debt, excluding securitization debt (non-GAAP)	(G/C)	14.6%	11.8%

Estimated return of unprotected excess ADIT (rolling 12 months pre-tax)	(H)	189	651
Severance and retention payments associated with exit of EWC (rolling 12 months pre-tax)	(I)	102	97

FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC (non-GAAP)	[(G+H+I)/(C)]	16.0%	15.8%

Calculations may differ due to rounding

Financial Statements

Entergy Corporation
Consolidating Balance Sheet
June 30, 2020
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$44,799	$5,901	$4,810	$55,510
Temporary cash investments	626,373	9,169	244,416	879,958
Total cash and cash equivalents	671,172	15,070	249,226	935,468
Notes receivable	—	(75,000)	75,000	—
Accounts receivable:
Customer	586,789	—	49,562	636,351
Allowance for doubtful accounts	(43,281)	—	—	(43,281)
Associated companies	13,680	(14,713)	1,033	—
Other	112,393	—	7,310	119,703
Accrued unbilled revenues	464,647	—	—	464,647
Total accounts receivable	1,134,228	(14,713)	57,905	1,177,420
Fuel inventory - at average cost	158,429	—	6,944	165,373
Materials and supplies - at average cost	839,951	—	30,984	870,935
Deferred nuclear refueling outage costs	135,918	—	18,861	154,779
Prepayments and other	183,766	(16,940)	76,195	243,021
TOTAL	3,123,464	(91,583)	515,115	3,546,996

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	1,427,153	(1,427,239)	86	—
Decommissioning trust funds	3,734,387	—	2,752,208	6,486,595
Non-utility property - at cost (less accumulated depreciation)	323,936	(10)	13,923	337,849
Other	453,724	1,212	7,676	462,612
TOTAL	5,939,200	(1,426,037)	2,773,893	7,287,056

PROPERTY, PLANT, AND EQUIPMENT

Electric	55,520,505	10,635	963,737	56,494,877
Natural gas	559,217	—	—	559,217
Construction work in progress	2,129,376	274	14,259	2,143,909
Nuclear fuel	569,593	—	66,945	636,538
TOTAL PROPERTY, PLANT, AND EQUIPMENT	58,778,691	10,909	1,044,941	59,834,541
Less - accumulated depreciation and amortization	22,698,292	3,025	826,082	23,527,399
PROPERTY, PLANT, AND EQUIPMENT - NET	36,080,399	7,884	218,859	36,307,142

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	5,217,445	—	—	5,217,445
Deferred fuel costs	240,157	—	—	240,157
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	71,857	1,141	3,857	76,855
Other	158,645	9,657	144,177	312,479
TOTAL	6,062,203	10,798	151,107	6,224,108

TOTAL ASSETS	$51,205,266	($1,498,938)	$3,658,974	$53,365,302

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
June 30, 2020
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$1,205,015	$—	$—	$1,205,015
Notes payable and commercial paper:
Other	—	1,946,219	—	1,946,219
Account payable:
Associated companies	20,456	(28,884)	8,428	—
Other	1,273,150	1,348	234,857	1,509,355
Customer deposits	408,251	—	—	408,251
Taxes accrued	320,383	9,538	(51,997)	277,924
Interest accrued	173,416	24,054	847	198,317
Deferred fuel costs	231,250	—	—	231,250
Pension and other postretirement liabilities	46,805	—	13,733	60,538
Current portion of unprotected excess accumulated deferred
income taxes	62,818			62,818
Other	194,984	1,726	19,504	216,214
TOTAL	3,936,528	1,954,001	225,372	6,115,901

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	6,012,532	(387,983)	(1,085,843)	4,538,706
Accumulated deferred investment tax credits	202,981	—	—	202,981
Regulatory liability for income taxes - net	1,565,468	—	—	1,565,468
Other regulatory liabilities	1,878,177	—	—	1,878,177
Decommissioning and retirement cost liabilities	3,782,956	—	2,535,830	6,318,786
Accumulated provisions	495,661	—	399	496,060
Pension and other postretirement liabilities	2,025,204	—	601,483	2,626,687
Long-term debt	15,410,965	2,728,393	139,000	18,278,358
Other	1,058,100	(440,219)	45,899	663,780
TOTAL	32,432,044	1,900,191	2,236,768	36,569,003

Subsidiaries' preferred stock without sinking fund	195,161	—	24,249	219,410

EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 270,035,180 shares in 2020	1,973,748	(2,172,151)	201,103	2,700
Paid-in capital	4,250,880	745,554	1,527,896	6,524,330
Retained earnings	8,577,564	1,030,428	(243,469)	9,364,523
Accumulated other comprehensive income loss	(75,659)	—	(312,945)	(388,604)
Less - treasury stock, at cost (69,824,801 shares in 2020)	120,000	4,956,961	—	5,076,961
TOTAL COMMON SHAREHOLDERS' EQUITY	14,606,533	(5,353,130)	1,172,585	10,425,988
Subsidiaries' preferred stock without sinking fund	35,000	—	—	35,000
TOTAL	14,641,533	(5,353,130)	1,172,585	10,460,988

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$51,205,266	($1,498,938)	$3,658,974	$53,365,302

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2019
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$28,010	$4,858	$1,374	$34,242
Temporary cash investments	173,613	10,192	207,675	391,480
Total cash and cash equivalents	201,623	15,050	209,049	425,722
Notes receivable	—	(514,116)	514,116	—
Accounts receivable:
Customer	512,228	—	83,281	595,509
Allowance for doubtful accounts	(7,404)	—	—	(7,404)
Associated companies	20,481	(25,572)	5,091	—
Other	210,452	817	8,601	219,870
Accrued unbilled revenues	400,617	—	—	400,617
Total accounts receivable	1,136,374	(24,755)	96,973	1,208,592
Fuel inventory - at average cost	140,010	—	5,466	145,476
Materials and supplies - at average cost	792,192	—	32,797	824,989
Deferred nuclear refueling outage costs	120,110	—	37,458	157,568
Prepayments and other	171,874	(16,346)	128,117	283,645
TOTAL	2,562,183	(540,167)	1,023,976	3,045,992

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	1,468,991	(1,469,077)	86	—
Decommissioning trust funds	3,719,193	—	2,684,837	6,404,030
Non-utility property - at cost (less accumulated depreciation)	319,504	(5)	13,365	332,864
Other	492,245	—	4,207	496,452
TOTAL	5,999,933	(1,469,082)	2,702,495	7,233,346

PROPERTY, PLANT, AND EQUIPMENT

Electric	53,298,795	10,633	962,039	54,271,467
Natural gas	547,110	—	—	547,110
Construction work in progress	2,813,416	245	9,630	2,823,291
Nuclear fuel	612,900	—	64,281	677,181
TOTAL PROPERTY, PLANT, AND EQUIPMENT	57,272,221	10,878	1,035,950	58,319,049
Less - accumulated depreciation and amortization	22,364,188	2,044	770,124	23,136,356
PROPERTY, PLANT, AND EQUIPMENT - NET	34,908,033	8,834	265,826	35,182,693

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	5,292,055	—	—	5,292,055
Deferred fuel costs	239,892	—	—	239,892
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	59,425	1,022	4,014	64,461
Other	122,044	10,680	155,577	288,301
TOTAL	6,087,515	11,702	162,664	6,261,881

TOTAL ASSETS	$49,557,664	($1,988,713)	$4,154,961	$51,723,912

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2019
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$345,012	$450,000	$—	$795,012
Notes payable and commercial paper:
Other	—	1,946,727	—	1,946,727
Account payable:
Associated companies	34,378	(48,342)	13,964	—
Other	1,303,705	60	196,096	1,499,861
Customer deposits	409,171	—	—	409,171
Taxes accrued	261,125	(957)	(26,713)	233,455
Interest accrued	167,332	26,649	148	194,129
Deferred fuel costs	197,687	—	—	197,687
Pension and other postretirement liabilities	49,348	—	16,836	66,184
Current portion of unprotected excess accumulated deferred
income taxes	76,457			76,457
Other	180,327	1,837	19,616	201,780
TOTAL	3,024,542	2,375,974	219,947	5,620,463

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	5,899,201	(374,582)	(1,123,429)	4,401,190
Accumulated deferred investment tax credits	207,113	—	—	207,113
Regulatory liability for income taxes - net	1,633,159	—	—	1,633,159
Other regulatory liabilities	1,961,005	—	—	1,961,005
Decommissioning and retirement cost liabilities	3,692,574	—	2,466,638	6,159,212
Accumulated provisions	533,706	—	322	534,028
Pension and other postretirement liabilities	2,141,381	—	656,884	2,798,265
Long-term debt	15,107,596	1,832,047	139,000	17,078,643
Other	1,243,775	(446,069)	55,043	852,749
TOTAL	32,419,510	1,011,396	2,194,458	35,625,364

Subsidiaries' preferred stock without sinking fund	195,161	—	24,249	219,410

EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 270,035,180 shares in 2019	1,973,748	(2,172,151)	201,103	2,700
Paid-in capital	4,117,727	882,286	1,564,423	6,564,436
Retained earnings	8,014,497	947,932	295,180	9,257,609
Accumulated other comprehensive income loss	(102,521)	—	(344,399)	(446,920)
Less - treasury stock, at cost (70,886,400 shares in 2019)	120,000	5,034,150	—	5,154,150
TOTAL COMMON SHAREHOLDERS' EQUITY	13,883,451	(5,376,083)	1,716,307	10,223,675
Subsidiaries' preferred stock without sinking fund	35,000	—	—	35,000
TOTAL	13,918,451	(5,376,083)	1,716,307	10,258,675

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$49,557,664	($1,988,713)	$4,154,961	$51,723,912

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended June 30, 2020
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$2,190,566	($9)	$—	$2,190,557
Natural gas	22,495	—	—	22,495
Competitive businesses	—	27	199,709	199,736
Total	2,213,061	18	199,709	2,412,788

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	323,980	(1)	17,026	341,005
Purchased power	202,128	1	9,832	211,961
Nuclear refueling outage expenses	32,871	—	12,023	44,894
Other operation and maintenance	589,085	6,862	140,314	736,261
Asset write-offs, impairments, and related charges	—	—	6,775	6,775
Decommissioning	43,963	—	51,450	95,413
Taxes other than income taxes	143,979	301	14,366	158,646
Depreciation and amortization	377,776	738	25,255	403,769
Other regulatory credits	(25,247)	—	—	(25,247)
Total	1,688,535	7,901	277,041	1,973,477

OPERATING INCOME	524,526	(7,883)	(77,332)	439,311

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	28,370	—	—	28,370
Interest and investment income	114,625	(36,496)	206,694	284,823
Miscellaneous - net	(78,349)	(2,276)	(12,995)	(93,620)
Total	64,646	(38,772)	193,699	219,573

INTEREST EXPENSE
Interest expense	178,703	31,374	6,722	216,799
Allowance for borrowed funds used during construction	(12,143)	—	—	(12,143)
Total	166,560	31,374	6,722	204,656

INCOME BEFORE INCOME TAXES	422,612	(78,029)	109,645	454,228

Income taxes	73,710	(9,062)	24,467	89,115

CONSOLIDATED NET INCOME	348,902	(68,967)	85,178	365,113

Preferred dividend requirements of subsidiaries	4,033	—	547	4,580

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$344,869	($68,967)	$84,631	$360,533

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.72	($0.34)	$0.42	$1.80
DILUTED	$1.71	($0.34)	$0.42	$1.79

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				200,178,010
DILUTED				200,886,749
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended June 30, 2019
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$2,345,738	($11)	$—	$2,345,727
Natural gas	30,699	—	—	30,699
Competitive businesses	—	—	289,783	289,783
Total	2,376,437	(11)	289,783	2,666,209

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	441,613	(13)	25,723	467,323
Purchased power	330,727	13	15,121	345,861
Nuclear refueling outage expenses	39,000	—	11,962	50,962
Other operation and maintenance	650,574	3,572	187,724	841,870
Asset write-offs, impairments and related charges	—	—	16,419	16,419
Decommissioning	40,402	—	64,225	104,627
Taxes other than income taxes	142,763	413	20,232	163,408
Depreciation and amortization	324,856	733	37,907	363,496
Other regulatory credits	(26,532)	—	—	(26,532)
Total	1,943,403	4,718	379,313	2,327,434

OPERATING INCOME	433,034	(4,729)	(89,530)	338,775

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	37,169	—	—	37,169
Interest and investment income	60,074	(39,249)	75,393	96,218
Miscellaneous - net	(28,579)	(5,638)	(11,653)	(45,870)
Total	68,664	(44,887)	63,740	87,517

INTEREST EXPENSE
Interest expense	162,607	29,623	8,882	201,112
Allowance for borrowed funds used during construction	(16,811)	—	—	(16,811)
Total	145,796	29,623	8,882	184,301

INCOME BEFORE INCOME TAXES	355,902	(79,239)	(34,672)	241,991

Income taxes	21,150	(10,402)	(9,290)	1,458

CONSOLIDATED NET INCOME	334,752	(68,837)	(25,382)	240,533

Preferred dividend requirements of subsidiaries	3,562	—	547	4,109

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$331,190	($68,837)	($25,929)	$236,424

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.71	($0.36)	($0.13)	$1.22
DILUTED	$1.70	($0.35)	($0.13)	$1.22

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				193,019,269
DILUTED				194,238,315
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Six Months Ended June 30, 2020
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$4,241,219	($23)	$—	$4,241,196
Natural gas	66,471	—	—	66,471
Competitive businesses	—	42	532,258	532,300
Total	4,307,690	19	532,258	4,839,967

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	701,146	(11)	37,273	738,408
Purchased power	408,041	11	20,523	428,575
Nuclear refueling outage expenses	71,021	—	24,091	95,112
Other operation and maintenance	1,154,805	12,234	271,306	1,438,345
Asset write-offs, impairments and related charges	—	—	11,870	11,870
Decommissioning	87,363	—	101,734	189,097
Taxes other than income taxes	294,170	326	34,444	328,940
Depreciation and amortization	741,825	1,486	60,167	803,478
Other regulatory credits	(32,925)	—	—	(32,925)
Total	3,425,446	14,046	561,408	4,000,900

OPERATING INCOME	882,244	(14,027)	(29,150)	839,067

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	64,324	—	—	64,324
Interest and investment income	108,493	(75,371)	34,847	67,969
Miscellaneous - net	(41,047)	(4,322)	(24,863)	(70,232)
Total	131,770	(79,693)	9,984	62,061

INTEREST EXPENSE
Interest expense	348,089	62,141	12,158	422,388
Allowance for borrowed funds used during construction	(27,587)	—	—	(27,587)
Total	320,502	62,141	12,158	394,801

INCOME BEFORE INCOME TAXES	693,512	(155,861)	(31,324)	506,327

Income taxes	20,761	3,233	(6,073)	17,921

CONSOLIDATED NET INCOME	672,751	(159,094)	(25,251)	488,406

Preferred dividend requirements of subsidiaries	8,066	—	1,093	9,159

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$664,685	($159,094)	($26,344)	$479,247

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$3.33	($0.80)	($0.13)	$2.40
DILUTED	$3.31	($0.79)	($0.13)	$2.39

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				199,984,013
DILUTED				200,891,134
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Six Months Ended June 30, 2019
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$4,466,772	($21)	$—	$4,466,751
Natural gas	85,647	—	—	85,647
Competitive businesses	—	—	723,394	723,394
Total	4,552,419	(21)	723,394	5,275,792

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	894,742	(23)	50,934	945,653
Purchased power	654,451	23	30,894	685,368
Nuclear refueling outage expenses	77,243	—	24,160	101,403
Other operation and maintenance	1,235,944	12,613	376,364	1,624,921
Asset write-offs, impairments and related charges	—	—	90,397	90,397
Decommissioning	79,126	—	127,620	206,746
Taxes other than income taxes	288,487	528	32,968	321,983
Depreciation and amortization	643,421	1,404	75,945	720,770
Other regulatory credits	(43,478)	—	—	(43,478)
Total	3,829,936	14,545	809,282	4,653,763

OPERATING INCOME	722,483	(14,566)	(85,888)	622,029

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	75,385	—	—	75,385
Interest and investment income	146,353	(79,023)	257,037	324,367
Miscellaneous - net	(77,982)	(7,776)	(24,769)	(110,527)
Total	143,756	(86,799)	232,268	289,225

INTEREST EXPENSE
Interest expense	322,013	62,027	18,065	402,105
Allowance for borrowed funds used during construction	(34,260)	—	—	(34,260)
Total	287,753	62,027	18,065	367,845

INCOME BEFORE INCOME TAXES	578,486	(163,392)	128,315	543,409

Income taxes	9,586	(21,975)	56,618	44,229

CONSOLIDATED NET INCOME	568,900	(141,417)	71,697	499,180

Preferred dividend requirements of subsidiaries	7,125	—	1,094	8,219

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$561,775	($141,417)	$70,603	$490,961

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.94	($0.74)	$0.37	$2.57
DILUTED	$2.91	($0.73)	$0.36	$2.54

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				191,306,742
DILUTED				193,243,287
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended June 30, 2020
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$9,204,480	$(54)	$—	$9,204,426
Natural gas	134,778	—	—	134,778
Competitive businesses	—	62	1,103,582	1,103,644
Total	9,339,258	8	1,103,582	10,442,848

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,737,882	(40)	84,551	1,822,393
Purchased power	887,784	40	48,243	936,067
Nuclear refueling outage expenses	150,093	—	48,543	198,636
Other operation and maintenance	2,481,430	31,788	572,587	3,085,805
Asset write-offs, impairments and related charges	—	—	211,500	211,500
Decommissioning	172,503	—	210,649	383,152
Taxes other than income taxes	588,493	432	61,777	650,702
Depreciation and amortization	1,427,305	3,026	132,393	1,562,724
Other regulatory credits	(15,667)	—	—	(15,667)
Total	7,429,823	35,246	1,370,243	8,835,312

OPERATING INCOME	1,909,435	(35,238)	(266,661)	1,607,536

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	133,912	—	—	133,912
Interest and investment income	251,710	(152,642)	192,446	291,514
Miscellaneous - net	(112,609)	(25,328)	(74,305)	(212,242)
Total	273,013	(177,970)	118,141	213,184

INTEREST EXPENSE
Interest expense	680,429	123,695	23,542	827,666
Allowance for borrowed funds used during construction	(58,284)	—	—	(58,284)
Total	622,145	123,695	23,542	769,382

INCOME BEFORE INCOME TAXES	1,560,303	(336,903)	(172,062)	1,051,338

Income taxes	30,809	(2,956)	(223,985)	(196,132)

CONSOLIDATED NET INCOME	1,529,494	(333,947)	51,923	1,247,470

Preferred dividend requirements of subsidiaries	15,771	—	2,187	17,958

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,513,723	($333,947)	$49,736	$1,229,512

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$7.59	($1.68)	$0.25	$6.16
DILUTED	$7.54	($1.67)	$0.25	$6.12

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				199,500,159
DILUTED				200,739,649
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended June 30, 2019
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$9,272,446	($70)	$—	$9,272,376
Natural gas	155,445	—	—	155,445
Competitive businesses	—	—	1,464,773	1,464,773
Total	9,427,891	(70)	1,464,773	10,892,594

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,094,971	(72)	89,448	2,184,347
Purchased power	1,419,481	72	111,557	1,531,110
Nuclear refueling outage expenses	152,374	—	24,734	177,108
Other operation and maintenance	2,520,558	33,395	793,679	3,347,632
Asset write-offs, impairments and related charges	—	—	480,851	480,851
Decommissioning	155,201	—	248,049	403,250
Taxes other than income taxes	566,744	950	72,476	640,170
Depreciation and amortization	1,241,756	1,921	149,064	1,392,741
Other regulatory charges	71,252	—	—	71,252
Total	8,222,337	36,266	1,969,858	10,228,461

OPERATING INCOME	1,205,554	(36,336)	(505,085)	664,133

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	144,973	—	—	144,973
Interest and investment income	241,189	(156,351)	215,388	300,226
Miscellaneous - net	(94,505)	(14,641)	(51,287)	(160,433)
Total	291,657	(170,992)	164,101	284,766

INTEREST EXPENSE
Interest expense	631,747	128,413	35,030	795,190
Allowance for borrowed funds used during construction	(67,301)	—	—	(67,301)
Total	564,446	128,413	35,030	727,889

INCOME BEFORE INCOME TAXES	932,765	(335,741)	(376,014)	221,010

Income taxes	(534,863)	(39,617)	(181,185)	(755,665)

CONSOLIDATED NET INCOME	1,467,628	(296,124)	(194,829)	976,675

Preferred dividend requirements of subsidiaries	13,047	—	2,188	15,235

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,454,581	($296,124)	($197,017)	$961,440

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
BASIC	$7.79	($1.59)	($1.05)	$5.15
DILUTED	$7.69	($1.57)	($1.04)	$5.08

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				186,636,795
DILUTED				189,184,138
*Totals may not foot due to rounding.

Entergy Corporation
Consolidated Cash Flow Statement
Three Months Ended June 30, 2020 vs. 2019
(Dollars in thousands)
(Unaudited)
	2020	2019	Variance

OPERATING ACTIVITIES
Consolidated net income	$365,113	$240,533	$124,580
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	562,616	538,583	24,033
Deferred income taxes, investment tax credits, and non-current taxes accrued	99,737	120,865	(21,128)
Asset write-offs, impairments and related charges	6,773	1,222	5,551
Changes in working capital:
Receivables	(101,347)	(166,956)	65,609
Fuel inventory	(4,508)	(8,945)	4,437
Accounts payable	88,673	44,781	43,892
Taxes accrued	88,710	5,897	82,813
Interest accrued	8,979	20,402	(11,423)
Deferred fuel costs	2,738	11,595	(8,857)
Other working capital accounts	(42,185)	(9,766)	(32,419)
Changes in provisions for estimated losses	(2,139)	(9,001)	6,862
Changes in other regulatory assets	(24,665)	26,256	(50,921)
Changes in other regulatory liabilities	286,747	(23,042)	309,789
Changes in pension and other postretirement liabilities	(64,153)	(58,320)	(5,833)
Other	(481,842)	(182,203)	(299,639)
Net cash flow provided by operating activities	789,247	551,901	237,346
INVESTING ACTIVITIES
Construction/capital expenditures	(1,141,686)	(1,143,891)	2,205
Allowance for equity funds used during construction	28,371	37,285	(8,914)
Nuclear fuel purchases	(28,258)	(16,078)	(12,180)
Proceeds from sale of assets	—	19,801	(19,801)
Insurance proceeds received for property damages	—	7,040	(7,040)
Changes in securitization account	12,595	13,118	(523)
Payments to storm reserve escrow account	(408)	(2,338)	1,930
Decrease (increase) in other investments	(3)	12,028	(12,031)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	5,090	—	5,090
Proceeds from nuclear decommissioning trust fund sales	562,061	1,180,368	(618,307)
Investment in nuclear decommissioning trust funds	(590,468)	(1,181,376)	590,908
Net cash flow used in investing activities	(1,152,706)	(1,074,043)	(78,663)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	2,005,665	1,947,317	58,348
Treasury stock	1,789	22,220	(20,431)
Common stock	—	607,650	(607,650)
Retirement of long-term debt	(1,978,341)	(1,915,640)	(62,701)
Changes in credit borrowings and commercial paper - net	4,403	(306,860)	311,263
Other	(7,692)	(3,161)	(4,531)
Dividends paid:
Common stock	(186,151)	(172,861)	(13,290)
Preferred stock	(4,579)	(4,110)	(469)
Net cash flow provided by (used in) financing activities	(164,906)	174,555	(339,461)
Net decrease in cash and cash equivalents	(528,365)	(347,587)	(180,778)
Cash and cash equivalents at beginning of period	1,463,833	983,496	480,337
Cash and cash equivalents at end of period	$935,468	$635,909	$299,559

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$201,782	$173,631	$28,151
Income taxes	$13,056	$6,877	$6,179

Entergy Corporation
Consolidated Cash Flow Statement
Six Months Ended June 30, 2020 vs. 2019
(Dollars in thousands)
(Unaudited)
	2020	2019	Variance

OPERATING ACTIVITIES
Consolidated net income	$488,406	$499,180	($10,774)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	1,131,212	1,068,807	62,405
Deferred income taxes, investment tax credits, and non-current taxes accrued	68,332	225,749	(157,417)
Asset write-offs, impairments and related charges	11,735	26,684	(14,949)
Changes in working capital:
Receivables	(30,990)	(127,259)	96,269
Fuel inventory	(19,897)	(13,346)	(6,551)
Accounts payable	(39,054)	(18,832)	(20,222)
Taxes accrued	44,469	(38,186)	82,655
Interest accrued	4,188	(144)	4,332
Deferred fuel costs	33,298	31,796	1,502
Other working capital accounts	(63,943)	(51,782)	(12,161)
Changes in provisions for estimated losses	(37,968)	4,719	(42,687)
Changes in other regulatory assets	74,610	(135,936)	210,546
Changes in other regulatory liabilities	(164,158)	107,882	(272,040)
Changes in pension and other postretirement liabilities	(177,224)	(66,033)	(111,191)
Other	125,291	(460,209)	585,500
Net cash flow provided by operating activities	1,448,307	1,053,090	395,217
INVESTING ACTIVITIES
Construction/capital expenditures	(2,185,294)	(2,095,520)	(89,774)
Allowance for equity funds used during construction	64,324	75,607	(11,283)
Nuclear fuel purchases	(113,592)	(54,523)	(59,069)
Payment for purchase of assets	(24,633)	—	(24,633)
Proceeds from sale of assets	—	19,801	(19,801)
Insurance proceeds received for property damages	—	7,040	(7,040)
Changes in securitization account	12,525	12,034	491
Payments to storm reserve escrow account	(1,965)	(4,623)	2,658
Receipts from storm reserve escrow account	40,589	—	40,589
Decrease in other investments	2,262	51,073	(48,811)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	67,252	—	67,252
Proceeds from nuclear decommissioning trust fund sales	1,249,548	2,487,915	(1,238,367)
Investment in nuclear decommissioning trust funds	(1,309,209)	(2,523,805)	1,214,596
Net cash flow used in investing activities	(2,198,193)	(2,025,001)	(173,192)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	5,201,010	5,391,547	(190,537)
Treasury stock	41,753	57,797	(16,044)
Common stock	—	607,650	(607,650)
Retirement of long-term debt	(3,592,919)	(4,214,495)	621,576
Repurchase of preferred membership units	—	(50,000)	50,000
Changes in credit borrowings and commercial paper - net	(508)	(306,877)	306,369
Other	(8,448)	(5,106)	(3,342)
Dividends paid:
Common stock	(371,914)	(345,452)	(26,462)
Preferred stock	(9,342)	(8,219)	(1,123)
Net cash flow provided by financing activities	1,259,632	1,126,845	132,787
Net increase in cash and cash equivalents	509,746	154,934	354,812
Cash and cash equivalents at beginning of period	425,722	480,975	(55,253)
Cash and cash equivalents at end of period	$935,468	$635,909	$299,559

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$405,248	$388,566	$16,682
Income taxes	($10,007)	($6,967)	($3,040)

Entergy Corporation
Consolidated Cash Flow Statement
Twelve Months Ended June 30, 2020 vs. 2019
(Dollars in thousands)
(Unaudited)
	2020	2019	Variance

OPERATING ACTIVITIES
Consolidated net income	$1,247,470	$976,675	$270,795
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	2,244,718	2,081,753	162,965
Deferred income taxes, investment tax credits, and non-current taxes accrued	36,533	(119,831)	156,364
Asset write-offs, impairments and related charges	211,729	466,920	(255,191)
Changes in working capital:
Receivables	(4,958)	16,802	(21,760)
Fuel inventory	(34,724)	23,981	(58,705)
Accounts payable	(92,120)	(18,984)	(73,136)
Taxes accrued	61,871	9,178	52,693
Interest accrued	5,269	7,132	(1,863)
Deferred fuel costs	173,648	138,230	35,418
Other working capital accounts	(15,269)	(80,973)	65,704
Changes in provisions for estimated losses	(22,773)	12,982	(35,755)
Changes in other regulatory assets	(335,013)	(53,455)	(281,558)
Changes in other regulatory liabilities	(286,821)	(448,202)	161,381
Changes in pension and other postretirement liabilities	75,933	(189,696)	265,629
Other	(53,649)	(464,098)	410,449
Net cash flow provided by operating activities	3,211,844	2,358,414	853,430
INVESTING ACTIVITIES
Construction/capital expenditures	(4,287,441)	(4,152,111)	(135,330)
Allowance for equity funds used during construction	133,579	145,467	(11,888)
Nuclear fuel purchases	(187,435)	(266,786)	79,351
Payment for purchase of plant or assets	(349,906)	(26,623)	(323,283)
Proceeds from sale of assets	28,932	35,540	(6,608)
Insurance proceeds received for property damages	—	14,787	(14,787)
Changes in securitization account	3,789	1,436	2,353
Payments to storm reserve escrow account	(5,380)	(8,430)	3,050
Receipts from storm reserve escrow account	40,589	—	40,589
Decrease (increase) in other investments	(18,492)	7,342	(25,834)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	69,621	59,643	9,978
Proceeds from nuclear decommissioning trust fund sales	2,882,984	7,171,536	(4,288,552)
Investment in nuclear decommissioning trust funds	(2,994,274)	(7,183,097)	4,188,823
Net cash flow used in investing activities	(4,683,434)	(4,201,296)	(482,138)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	9,113,859	10,067,890	(954,031)
Preferred stock of subsidiary	33,188	73,330	(40,142)
Treasury stock	77,818	157,421	(79,603)
Common stock	—	1,106,922	(1,106,922)
Retirement of long-term debt	(6,997,804)	(8,611,102)	1,613,298
Repurchase / redemption of preferred stock and preferred membership units	—	(103,868)	103,868
Changes in credit borrowings and commercial paper - net	310,758	(348,641)	659,399
Other	(11,074)	10,913	(21,987)
Dividends paid:
Common stock	(738,035)	(671,335)	(66,700)
Preferred stock	(17,561)	(15,526)	(2,035)
Net cash flow provided by financing activities	1,771,149	1,666,004	105,145
Net increase (decrease) in cash and cash equivalents	299,559	(176,878)	476,437
Cash and cash equivalents at beginning of period	635,909	812,787	(176,878)
Cash and cash equivalents at end of period	$935,468	$635,909	$299,559

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$794,891	$760,782	$34,109
Income taxes	($43,475)	($1,287)	($42,188)